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                                                                Exhibit 99.1

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF LIVINGSTON ENTERPRISES, INC.
                        SPECIAL MEETING OF SHAREHOLDERS

        The undersigned shareholder of Livingston Enterprises, Inc., a California corporation, hereby acknowledges receipt of the Notice of Special
Meeting of Shareholders and Proxy Statement/Prospectus each dated November   ,
1997 and hereby appoints Steven M. Willens and Steven A. Hess or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Shareholders of Livingston Enterprises, Inc. to be held
on December   , 1997 at 10:00 a.m., local time, at the Company's principal executive offices located at 4464 Willow Road, Pleasanton, California 94588 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

[SEE REVERSE SIDE]
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[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1.  Approval and adoption of the
    Agreement and Plan of Merger
    pursuant to which the Company
    will become a wholly owned            FOR      AGAINST      ABSTAIN
    subsidiary of Lucent                  [ ]        [ ]          [ ]
    Technologies Inc.


                                    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF
                                    NO CONTRARY DIRECTION IS INDICATED, WILL BE
                                    VOTED AS FOLLOWS: FOR APPROVAL AND ADOPTION
                                    OF THE AGREEMENT AND PLAN OF MERGER, AND AS
                                    THE PROXY HOLDERS DEEM ADVISABLE ON SUCH
                                    OTHER MATTERS AS MAY COME BEFORE THE
                                    MEETING.

                                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                    HEREON. IF THE STOCK IS REGISTERED IN THE
                                    NAMES OF TWO OR MORE PERSONS, EACH SHOULD
                                    SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                    GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD
                                    THEIR TITLES. IF SIGNER IS A CORPORATION,
                                    PLEASE GIVE FULL CORPORATE NAME AND HAVE A
                                    DULY AUTHORIZED OFFICER SIGN, STATING TITLE.
                                    IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN
                                    PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                    PLEASE SIGN, DATE AND PROMPTLY RETURN THIS
                                    PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH
                                    IS POSTAGE PREPAID IF MAILED IN THE UNITED
                                    STATES.


SIGNATURE(S)____________________________________________ DATE________________

SIGNATURE(S)____________________________________________ DATE________________

NOTE: (This Proxy should be marked, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)